Exhibit 99
Joint Filer Information

Name:   Navajo Pipeline Co., L.P.

Name:   Navajo Refining Company, L.L.C.

Name:   Woods Cross Refining Company, L.L.C.

Address:  100 Crescent Court, Suite 1600
   Dallas, TX 75201

Designated Filer: Holly Corporation

Issuer & Ticker Symbol: Holly Energy Partners, L.P. (HEP)

Date of Event Requiring Statement: 2/29/2008

[Signatures on Following Pages]

Signatures of Reporting Persons:

NAVAJO PIPELINE CO., L.P.

By: NAVAJO PIPELINE GP, L.L.C.,
 Its General Partner

 By:
  Bruce R. Shaw
  Vice President and Chief Financial Officer

WOODS CROSS REFINING COMPANY, L.L.C.

By: NAVAJO REFINING COMPANY, L.L.C.,
 Its sole Member

 By:
  Bruce R. Shaw
  Vice President and Chief Financial Officer

NAVAJO REFINING COMPANY, L.L.C.

By:
 Bruce R. Shaw
 Vice President and Chief Financial Officer